Exhibit 3.25

Articles of Organization

Secretary of State	Registry Number: 632172-94
Corporation Division	Type: DOMESTIC LIMITED LIABILITY COMPANY
255 Capitol Street NE, Suite 151
Salem, OR 97310-1327

Phone: (503)986-2200
Fax: (503)378-4381 www.filinginoregon.com

1)	ENTITY NAME

NPCK, LLC

2)	DESCRIPTION OF BUSINESS

523999 - Miscellaneous Financial Investment Activities

4)	NAME & ADDRESS OF REGISTERED AGENT

272639-95 - TOWER REGISTRY LLC

888 SW Fifth Avenue, Suite 1250

Portland, OR 97204

USA

3)	MAILING ADDRESS

888 SW Fifth Avenue, Suite 1250

Portland, OR 97204

USA

5)	ORGANIZERS

Sandy S Newell

888 SW Fifth Avenue, Suite 1250

Portland OR 97204

USA

Authorized Signer: Sandy S Newell

6)	MEMBERS

Randall B Bateman

888 SW Fifth Avenue, Suite 1250

Portland OR 97204

USA

7)	DURATION

perpetual

8)	MANAGEMENT

This Limited Liability Company will be member-managed by one or more members.

9)	PROFESSIONAL SERVICES

None

By my signature, I declare as an authorized authority, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment, or both.

By typing my name in the electronic signature field, I am agreeing to conduct business electronically with the State of Oregon. I understand that transactions and/or signatures in records may not be denied legal effect solely because they are conducted, executed, or prepared in electronic form and that if a law requires a record or signature to be in writing, an electronic record or signature satisfies that requirement.

10)	ELECTRONIC SIGNATURES

Sandy S. Newell

Articles of Amendment/Dissolution – Limited Liability Company

Secretary of State - Corporation Division - 255 Capitol St. NE, Suite 151 - Salem, OR 97310-1327 - http://www.FilingInOregon.com Phone: (503) 986-2200

Check the appropriate box below:

∎ ARTICLES OF AMENDMENT

(Complete only 1, 2, 3, 6)

☐ ARTICLES OF DISSOLUTION

(Complete only 4, 5, 6)

REGISTRY NUMBER: 632172-94

In accordance with Oregon Revised Statute 192.410-191490, the information on this application is public record.

must release this information to all parties upon request and it will be posted on our website                     For office use only

Please Type or Print Legibly in Black Ink. Attach Additional Sheet if Necessary.

ARTICLES OF AMENDMENT ONLY

1)	Entity Name:

NPCK, LLC

2) THE FOLLOWING AMENDMENT(S) TO THE ARTICLES OF ORGANIZATION IS MADE HEREBY: (State the article number(s) and set forth the article(s) as it is amended to read.)

1) Entity Name: OCHI Advertising Fund LLC

6) Members: OCH International, Inc., 19150 SW 90th Avenue Tualatin, OR 97062

3) PLEASE CHECK THE APPROPRIATE STATEMENT:

☐	This amendment was adopted by the manager(s) without member action. Member action was not required.

Date of adoption of each amendment:

∎	This amendment(s) was approved by the members. 100 percent of the members approved the amendment(s).

Date of adoption of each amendment: 1/1/2012

ARTICLES OF DISSOLUTION ONLY

4) Name of Limited Liability Company:

5) Date of Dissolution:

6) Execution: (Must be signed by at least one member or manager.)

By my signature, I declare as an authorized authority, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment or both.

Signature:	Printed Name:	Title:
/s/ Randall B. Bateman	Randall B. Bateman	Member